UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the current beliefs, assumptions and expectations of Duos Technologies Group, Inc. (the “Company”) regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”). The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2026, the Board of Directors has appointed Douglas Recker as Chief Executive Officer and President of the Company. Mr. Recker has served as President since September 2025 and has been the President and Founder of our subsidiary, Duos Edge AI, Inc. (“Duos Edge”), since July 2024. A description of Mr. Recker’s previous business experience is set forth in the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2025. In connection with Mr. Recker’s appointment, Charles Ferry, our current Chief Executive Officer, will resign as Chief Executive Officer effective April 1, 2026, but will remain as a Director of the Company. Mr. Ferry has led the Company since September 2020 and will continue as Chief Executive Officer of New APR Energy, LLC, in which the Company has a 5% equity interest.

Item 8.01 Other Events.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a PowerPoint Presentation that the Company presented to investors, analysts and others. The information included in Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

On February 16, 2026, Duos Edge entered into a non-binding letter of intent (the “Letter of Intent”) with Hydra Host, Inc. (“Hydra”) in connection with a proposed GPU-as-a-Service contract in which Duos Edge would be the data center and asset owner for a 2304 GPU B800 cluster rental contract, and Hydra would be the operator. The cluster could potentially have the ability to scale to 4608 GPUs. This project would represent a further significant expansion of the Company’s Edge Data Center business, which has already included the establishment of the Company’s Infrastructure Solutions group focusing on providing manufacturer-agnostic sourcing and infrastructure solutions for data center and IT environments. The project supports an underlying GPU-as-a-Service partnership that is expected to generate approximately $176 million in revenue over a 36-month term. The deployment is modeled to support gross margins of more than 80% and projected EBITDA exceeding $40 million. Also, incremental colocation revenue is expected to total approximately $25 million over the 36-month term. The Letter of Intent is subject to a number of conditions, including financing, and there can be no assurance that any or all of such conditions will be satisfied or that the project will be consummated. In addition, the specifications of the project are subject to change.

On February 27, 2026, the Company issued a press release announcing the Letter of Intent. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	PowerPoint Presentation
99.2	Press Release, dated February 27, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: February 27, 2026	By:	/s/ Leah F. Brown
Leah F. Brown Chief Financial Officer